UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 22, 2014

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 25, 2014, the Company issued a press release announcing that it closed its previously announced private placement of $25 million of Company securities. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 8.01 Other Events.

As previously reported, on August 4, 2014, Metabolix, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional and individual investors (collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors units of Company securities (the “Units”) for an aggregate purchase price of $25 million (the “Transaction”). The price of each Unit was $0.50, or $0.25 per share of the Company’s common stock, par value $0.01 per share (“Common Stock”), on an as-converted basis. Each Unit consisted of one (1) share of Common Stock and one one-thousandth (1/1,000) of a share of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

The closing of the Transaction was completed on August 22, 2014.  Upon the closing of the Transaction, the Company issued 50,000,000 new shares of Common Stock and 50,000 shares of Preferred Stock to the Investors. Each share of Preferred Stock issued in the Transaction will automatically convert into 1,000 shares of Common Stock upon the effectiveness of the filing of a charter amendment to increase the number of authorized shares of the Company’s Common Stock to not less than 150,000,000.

As a result of the completion of the Transaction, the Company believes that it is in compliance with the standards for continued listing on The Nasdaq Global Market under Nasdaq Listing Rules 5450(b)(1) and 5450(b)(2). As previously reported, the Company is currently not in compliance with the $1.00 per share minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1).  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until January 5, 2015, to regain compliance. The Company intends to monitor the bid price of its common stock and take action to regain compliance if it becomes apparent that compliance will not otherwise be achieved within the applicable grace period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Metabolix, Inc. dated August 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: August 25, 2014	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer